Contact:	Damon Elder delder@ahinvestors.com (714) 356-1460

Griffin-American Healthcare REIT II Acquires Eleven Facilities
Throughout the Southern United States for $174 Million
Ten skilled nursing facilities and one medical office building located in Texas, Ga., Tenn.,
La. and Ala.

NEWPORT BEACH, Calif. (Jan. 17, 2012) – Griffin-American Healthcare REIT II (formerly known as Grubb & Ellis Healthcare REIT II) announced today that it has acquired 10 skilled nursing facilities and one medical office building for approximately $174.3 million. The properties are located in the states of Texas, Georgia, Tennessee, Louisiana and Alabama.

Totaling approximately 454,000 square feet, the ten nursing facilities add 1,364-beds to the skilled nursing facility portfolio of Griffin-American Healthcare REIT II and include facilities that range in size from 20,000 square feet to 77,000 square feet, with an average size of 45,000 square feet. Built between 1969 and 1999, the 10 buildings are master leased through 2027 by affiliates of Wellington Healthcare Services LP, a leading provider of skilled nursing and rehabilitation services.

Sierra Providence East Medical Plaza I is a 60,000-square-foot, three-story, multi-tenant medical office building built in 2008 on the 42-acre campus of Sierra Providence East Medical Center in El Paso, Texas. The 110-bed medical center is a member of the Sierra Providence Health Network and a subsidiary of Dallas-based Tenet Healthcare, one of the largest investor-owned hospital companies in the United States. Tenet is also the single largest tenant of the medical office building, which is 90 percent leased to thirteen tenants.

“These properties are each an ideal fit for the clinical healthcare acquisition strategy of Griffin-American Healthcare REIT II,” said Danny Prosky, president and chief operating officer. “We focus on institutional-grade healthcare facilities that are accretive to our bottom line, that support our investor distribution, and that are likely to add the highest value to our nationwide portfolio. These acquisitions meet each of those requirements.”

The 10 skilled nursing facilities are:

•	Bell Minor Facility: 2200 Old Hamilton Place NE, Gainesville, Ga. A single-story, 104-bed property totaling 39,000 square feet.

•	Buckhead Facility: 2920 Pharr Court South, Atlanta. A five-story, 220-bed property totaling 77,000 square feet.

•	Millington Facility: 5081 Easley St., Millington, Tenn. A single-story, 85-bed property totaling 33,000 square feet.

•	New London Facility: 2020 McGee Road, Snellville, Ga. A single-story, 144-bed property totaling 45,000 square feet.

•	Parkway Facility: 200 South Parkway West, Memphis, Tenn. A single-story, 120-bed property totaling 38,000 square feet.

•	Riverside Facility: 5100 West St., Covington, Ga. A single-story, 158-bed property totaling 42,000 square feet.

•	Rockdale Facility: 1510 Renaissance Drive, Conyers, Ga. A single-story, 102-bed property totaling 48,000 square feet.

•	Sea Breeze Facility: 550 Congress St., Mobile, Ala. A three-story, 120-bed property totaling 46,000 square feet.

•	Shreveport Facility: 1736 Irving Place, Shreveport, La. A four-story, 227-bed property totaling 66,000 square feet.

•	Westminster Facility: 560 St. Charles Ave. NE, Atlanta. A two-story, 84-bed property totaling 20,000 square feet.

The ten skilled nursing facilities were acquired from affiliates of Wellington Healthcare Services, LP, an unaffiliated third party represented by Patrick Hurst, Matt Ryan and Michael Hoagberg of Houlihan Lokey. Griffin-American Healthcare REIT II financed the acquisition through the assumption of nine separate U.S. Housing and Urban Development loans totaling $70.5 million, the assumption of a $12.7 million loan with Capital Funding Group, $38.4 million in borrowings under its line of credit with Bank of America, N.A., $20.0 million in borrowings under its line of credit with KeyBank, as well as net cash proceeds received from its offering.

Sierra Providence East Medical Plaza I was acquired from PHT Investment Holdings LLC, an unaffiliated third party represented by Chris Bodnar of CB Richard Ellis. Griffin-American Healthcare REIT II financed the acquisition using cash proceeds received from its offering.

As of Sept. 30, 2011, the company’s property portfolio was 97 percent leased with a weighted average remaining lease term of approximately ten years and leverage of 25.6 percent.

To date, the REIT has made geographically diverse acquisitions comprised of 66 buildings valued at approximately $605 million, based on aggregate purchase price.

Griffin-American Healthcare REIT II has sold approximately 47,385,380 shares of its common stock, excluding the shares issued under its distribution reinvestment plan, for approximately $472,855,000 through its initial public offering, as of Dec. 23, 2011.

About Griffin-American Healthcare REIT II, Inc. (formerly known as Grubb & Ellis Healthcare REIT II)

Griffin-American Healthcare REIT II, Inc. is a real estate investment trust that seeks to preserve, protect and return investors’ capital contributions, pay regular cash distributions, and realize growth in the value of its investments upon the ultimate sale of such investments. The REIT is co-sponsored by American Healthcare Investors, LLC and Griffin Capital Corporation. Griffin-American Healthcare REIT II currently owns in excess of $605 million in assets, based on purchase price, and is seeking to raise up to approximately $3.0 billion in equity and to acquire a diversified portfolio of real estate assets, focusing primarily on medical office buildings, skilled nursing facilities, hospitals, and assisted living facilities. For more information regarding Griffin-American Healthcare REIT II, please visit www.HealthcareREIT2.com.

About American Healthcare Investors, LLC

American Healthcare Investors, LLC is an investment management firm that specializes in the acquisition and management of healthcare-related real estate, including medical office buildings, skilled nursing facilities, assisted living facilities and hospitals. The company was founded by nationally recognized real estate investment executives Jeff Hanson, Danny Prosky and Mathieu Streiff, who have completed in excess of $15 billion in aggregate acquisition and disposition transactions during their careers, approximately $5.5 billion of which has been healthcare-related real estate transactions. Approximately $8.0 billion of the $15 billion was completed as a team while they led Grubb & Ellis’ national investment management subsidiary for more than half a decade. American Healthcare Investors is committed to providing investors with access to the potential benefits that healthcare-related real estate ownership can provide. For more information regarding American Healthcare Investors, please visit www.AmericanHealthcareInvestors.com.

About Griffin Capital Corporation

Los Angeles-based Griffin Capital Corporation has a sixteen-year track record sponsoring real estate investment vehicles and managing institutional and retail equity capital. Led by senior executives, each with more than two decades of real estate experience who have collectively closed more than 400 transactions representing over $14.0 billion in transaction value, Griffin Capital has acquired or constructed over 11 million square feet since 1996, and currently manages a portfolio of more than 8.5 million square feet located in 13 states, representing approximately $1 billion in asset value. Griffin Capital is the co-sponsor of Griffin-American Healthcare REIT II and the sponsor of Griffin Capital Net Lease REIT, Inc., a publicly registered, non-traded real estate investment trust. Griffin Capital Securities, Inc. serves as dealer manager of the offerings of both REITs, shares of which are distributed through leading independent broker-dealers. For more information regarding Griffin Capital, please visit www.GriffinCapital.com.

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This press release contains certain forward-looking statements with respect to whether the 11 newly acquired facilities are an ideal fit for the company’s clinical healthcare acquisition strategy, whether these facilities will be accretive to our bottom line and support our investor distribution, and whether they will add value to the company’s nationwide portfolio. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition and uncertainties relating to the financial strength of these 11 facilities and their tenants; uncertainties relating to the local economies where our real estate investments are located; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; uncertainties relating to the implementation of recent healthcare legislation; the uncertainties relating to the implementation of our real estate investment strategy; the successful transition of advisory and dealer manager services and the ability of our new co-sponsors to raise significant capital on our behalf and to successfully deploy it; and other risk factors as outlined in the company’s prospectus, as amended from time to time, and as detailed from time to time in our periodic reports, as filed with the U.S. Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.

THIS IS NEITHER AN OFFER TO SELL NOR AN OFFER TO BUY ANY SECURITIES DESCRIBED HEREIN. OFFERINGS ARE MADE ONLY BY MEANS OF A PROSPECTUS.

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